UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2020

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 10, 2020, MEDNAX, Inc., a Florida corporation (the “Company”), issued a press release disclosing the entrance into the Transaction (as defined in Item 8.01 of this Current Report on Form 8-K). A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement or other document filed by the Company under the Securities Act except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Information.

On September 9, 2020, the Company, through MEDNAX Services, Inc., a Florida corporation and wholly owned subsidiary of the Company (“MEDNAX Services”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Radiology Partners, Inc., a Delaware corporation (“Radiology Partners”), pursuant to which Radiology Partners will acquire all of the outstanding equity interests (the “Transaction”) of Redwood Radiology, LLC, a Delaware limited liability company (“Redwood”) and wholly owned subsidiary of MEDNAX Services, which owns the Company’s radiology and teleradiology medical group, MEDNAX Radiology Solutions (“MEDNAX Radiology”).

The divestiture of MEDNAX Radiology will allow the Company to focus solely on its Pediatrix and Obstetrix medical groups. In connection with the divestment, the Company will classify MEDNAX Radiology as discontinued operations beginning with the third quarter of 2020.

Pursuant to the terms and conditions of the Purchase Agreement, at the closing of the Transaction, MEDNAX Services will receive a cash payment of $885 million, subject to certain cash, minimum net working capital, indebtedness and other adjustments. The Transaction is subject to customary closing conditions, including Hart-Scott-Rodino clearance, and, subject thereto, is expected to close during the fourth quarter of 2020.

The Purchase Agreement contains customary representations, warranties, covenants, including restrictive covenants, and limited indemnification provisions, including with respect to medical malpractice claims of the Company’s vRad teleradiology business, as well as customary tax matters and representation and warranty and covenant breaches. The Company has agreed to provide certain transition services to Radiology Partners after the closing of the Transaction pursuant to a separate transition services agreement.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company no later than September 15, 2020.

Certain statements and information in this Current Report on Form 8-K may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the COVID-19 outbreak on the Company and its financial condition and results of operations; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to consummate the Transaction; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of the Company’s transformation and restructuring initiatives.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release of MEDNAX, Inc. dated September 10, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: September 10, 2020	By:	/s/ Mark S. Ordan
Mark S. Ordan Chief Executive Officer